UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: (Date of earliest event reported): December 11, 2007

CELL THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Washington	001-12465	91-1533912
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

501 Elliott Avenue West, Suite 400

Seattle, Washington 98119

(Address of principal executive offices)

Registrant’s telephone number, including area code: (206) 282-7100

Not applicable

(Former name or former address, if changed since last report).

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Amendment No. 1 updates the Form 8-K filed by Cell Therapeutics, Inc. (the “Company”) on December 13, 2007 (the “Original 8-K”), and is being filed solely to correct the numbering of exhibits described in Item 5.03 below and filed under Item 9.01.

Section 5 – Corporate Governance and Management

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On December 11, 2007, the Company filed three Articles of Correction related to the Series A 3% Convertible Preferred Stock, Series B 3% Convertible Preferred Stock and Series C 3% Convertible Preferred Stock, respectively, copies of which are filed herewith as Exhibit 3.1(a), Exhibit 3.1(b) and Exhibit 3.1(c). The Articles of Correction correct the Disputed Language (as defined in Item 7.01 of the “Original 8-K”).

Section 9 – Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are attached with this report on Form 8-K:

3.1(a)	Articles of Correction to the Amended and Restated Articles of Incorporation of the Corporation for Series A Preferred Stock

3.1(b)	Articles of Correction to the Articles of Amendment to Amended and Restated Articles of Incorporation of the Corporation for Series B Preferred Stock

3.1(c)	Articles of Correction to the Articles of Amendment to Amended and Restated Articles of Incorporation of the Corporation for Series C Preferred Stock

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELL THERAPEUTICS, INC.

Date: December 14, 2007	By:	/s/ Louis A. Bianco
Louis A. Bianco
Executive Vice President, Finance and Administration

EXHIBIT INDEX

Exhibit Number
3.1(a)	Articles of Correction to the Amended and Restated Articles of Incorporation of the Corporation for Series A Preferred Stock

3.1(b)	Articles of Correction to the Articles of Amendment to Amended and Restated Articles of Incorporation of the Corporation for Series B Preferred Stock

3.1(c)	Articles of Correction to the Articles of Amendment to Amended and Restated Articles of Incorporation of the Corporation for Series C Preferred Stock